SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET INFLATION-LINKED

INCOME FUND

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Important Actions Needed Regarding Your Investment in Western Asset Inflation-Linked Income Fund

As previously announced, the Western Asset Inflation-Linked Income Fund (WIA) (the “Fund”) Special Meeting of Shareholders is now scheduled to be held on September 25, 2020…

Our records indicate you have not voted your shares

Your vote is required to approve a new management contract[1]

Without your vote, the Fund’s operations may be terminated

Once your vote has been counted, you will no longer receive these mailings.

Call Today!

Please contact our proxy solicitation representative, Innisfree M&A Incorporated, using the information below as soon as possible so that this matter can be resolved:

Innisfree M&A Incorporated	Shareholders Call Toll Free: (877) 800-5185
Banks and Brokers Call: (212) 750-5833

Note

1.

The “change of control” resulting from the combination of Legg Mason Inc. (“Legg Mason”), the parent company of the Fund’s investment manager and subadvisers, and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, caused your Fund’s management and subadvisory agreements to terminate.